Exhibit 99.1

INDEPENDENT

BANK CORP.

Parent of Rockland Trust Company

Shareholder Relations	NEWS RELEASE
288 Union Street, Rockland, MA 02370	Contact: Douglas H. Philipsen
Chairman of the Board
President and
Chief Executive Officer
(781) 982-6613

Denis K. Sheahan
Chief Financial Officer
(781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP. ANNOUNCES A 31% INCREASE IN NET OPERATING EARNINGS FOR YEAR ENDED  DECEMBER 31, 2002, AN 11% INCREASE IN FOURTH QUARTER NET OPERATING EARNINGS.

                Rockland, Massachusetts (January 9, 2003). Independent Bank Corp., (NASDAQ:  INDB), parent of Rockland Trust Company, today announced that net operating earnings for the fourth quarter of 2002 were $7.0 million, an 11.3% increase from the operating earnings recorded in the same period last year.  Diluted earnings per share on an operating basis increased by 11.6% to $0.48 for the quarter ended December 31, 2002 over the same quarter last year. For the year ended December 31, 2002, operating earnings were $27.6 million, a 30.7% increase from the same twelve month period last year.  Diluted earnings per share on an operating basis were $1.89, an increase of 29.5% for the twelve months ended December 31, 2002 compared to the same period last year.

Net income for the quarter ended December 31, 2002 was $7.0 million, an increase of $0.7 million (+11.7%) from the final quarter of 2001, while net income for the twelve months ended December 31, 2002 was $25.1 million, an increase of $3.0 million (+13.7%) from the twelve months ended December 31, 2001.  Diluted earnings per share were $0.48, an 11.6% increase and $1.61, a 5.2% increase, for the three and twelve months ended December 31, 2002 compared to the same time periods last year.  Stockholders’ equity as of December 31, 2002 totaled $161.2 million.  The Company’s Tier 1 leverage capital ratio at December 31, 2002 is estimated to be 7.05%.

The Company summarizes the financial results for the twelve months and three months ended December 31, 2002 and December 31, 2001 on both an operating basis (which excludes the impact of the trust preferred issuance costs write-off, net of tax, of $1.5 million in the first half of 2002, a $4.4 million impairment charge on WorldCom bonds in the second quarter 2002, and securities gains and losses) and on an actual basis.  These results are as follows:

	Net Operating Earnings
	Year To Date December 31,			Quarter Ended December 31,
	2002 (2)	2001	% Change	2002	2001	% Change
Net Income	$25,066	$22,052	13.7%	$7,023	$6,289	11.7%
Less - Net Gain on Sale of Securities, net of tax	$0	$928		$25	$0
Add - Impairment Charge, net of tax	$2,545	$0		$0	$0
Net Operating Earnings	$27,611	$21,124	30.7%	$6,998	$6,289	11.3%
Diluted EPS Operating (1)	$1.89	$1.46	29.5%	$0.48	$0.43	11.6%
ROAA	1.23%	1.02%		1.23%	1.16%
ROAE	19.02%	16.69%		17.89%	18.27%

	Net Income, as reported
	Year To Date December 31,			Quarter Ended December 31,
	2002 (2)	2001	% Change	2002	2001	% Change
Net Income	$25,066	$22,052	13.7%	$7,023	$6,289	11.7%
Trust Preferred Issuance costs write-off (3)	$1,505	$0		$0	$0
Net Income Available to Common Shareholders	$23,561	$22,052	6.8%	$7,023	$6,289	11.7%
Diluted EPS	$1.61	$1.53	5.2%	$0.48	$0.43	11.6%
ROAA	1.12%	1.07%		1.23%	1.16%
ROAE	17.26%	17.42%		17.95%	18.27%

(1)  Excludes trust preferred issuance costs write-off.

(2)  Reflects the restatement during the six months ended June 30, 2002 for the nonamortization of goodwill in accordance with SFAS No. 147.

(3)  Write-off charged directly to equity and included in the EPS calculation in accordance with GAAP.

                Operating earnings and net income were increased by $439,000 after tax, or $0.03 per diluted share, and $1.8 million after tax, or $0.12 per diluted share, for the three and twelve months ended December 31, 2002 attributable to ceasing amortization of goodwill in accordance with the Company’s adoption, in September 2002, of the Statement of Financial Accounting Standards (“SFAS”) No. 147, “Acquisition of Certain Financial Institutions,” which allowed the Company to retroactively reclassify intangible assets to goodwill and cease the amortization of these intangibles.

Comparing the three and twelve months ended December 31, 2002 to the same periods in 2001, net interest income increased $0.3 million (+1.0%) and $9.4 million (+10.4%), respectively.  The net interest margin for the fourth quarter and the twelve months of 2002 was 4.83% and 4.88%, respectively and for the fourth quarter and twelve month periods ended December 31, 2001 it was 5.06% and 4.84%, respectively.  Management anticipates that the net interest margin will contract in the coming months as assets continue to reprice at historically low levels without a corresponding decrease in rates paid.  Management continues to take steps to protect the net interest margin and improve the Bank’s asset sensitivity such as emphasizing adjustable rate loan production, shorter term investments and longer term funding.

                Non-interest income improved by $1.1 million (19.3%) and by $2.1 million (9.8%) during the three and twelve months ended December 31, 2002, respectively, as compared to the same periods last year.  Non-interest income, excluding securities’ gains and losses, improved by $1.0 million (+18.6%) and $3.5 million (+17.7%), for the three and twelve months ended December 31, 2002, respectively, as compared to the same periods last year.  Deposit service charge revenue increased by $0.3 million (+11.2%) and $1.2 million (+13.5%), for the three and twelve months ended December 31, 2002, respectively, reflecting growth in core deposits and lower earnings credit rates. Investment management revenue increased $0.1 million (+10.6%) and $0.8 million (+18.8%), for the three and twelve months ended December 31, 2002, respectively, as compared to the same period last year primarily due to estate and trust distribution fees.  Mortgage banking income increased by $0.6 million (+69.7%) and $1.4 million (+55.2%) for the three and twelve months ended December 31, 2002, respectively.  The increase in Mortgage Banking Income is attributable to strong refinancing activity. The balance of the mortgage servicing asset was $2.0 million and loans serviced amounted to $353.6 million as of December 31, 2002.

                Non-interest expense increased by $1.3 million (+7.4%) and $7.3 million (+10.6%) during the three and twelve month periods ended December 31, 2002, respectively, as compared to the same periods last year.  Non-interest expense, excluding the securities’ impairment charge taken in the second quarter of 2002, increased by $1.3 million (+7.4%) and $2.9 million (+4.2%) for the three and twelve month periods ended December 31, 2002, respectively, as compared to the same periods in the prior year.  Salaries and employee benefits increased by $0.7 million (+6.4%) and $3.4 million (+9.1%) for the three and twelve month periods ended December 31, 2002, respectively, due to additions to staff needed to support continued growth, employees’ merit increases, an increase in performance based incentive compensation, and commissions related to mortgage originations. Occupancy and equipment-related expense decreased $0.8 million (-8.1%), for the twelve month period ended December 31, 2002 due to assets being fully depreciated during the year. The Company recorded a decrease in goodwill amortization associated with the adoption of SFAS No. 147, in September 2002.  The favorable variance amounted to $0.6 million and $2.6 million for the three and  twelve month periods ended December 31, 2002, respectively. Other non-interest expenses increased by $1.1 million (+32.8%) and $3.0 million (+19.3%) for the three and twelve month periods ended December 31, 2002, respectively.  A portion of which is due to a $0.5 million and a $0.9 million unrealized loss recorded on an equity investment made for Community Reinvestment Act purposes for the three and twelve months ended December 31, 2002.  Other items associated with this increase are information technology consulting, executive recruitment costs, advertising, and legal costs for each of the periods.

                Total assets increased by $86.2 million (+3.9%) from year-end 2001 to a total of $2.3 billion at December 31, 2002. Total investments decreased $54.0 million during 2002.  Significant prepayments in the mortgage backed securities portfolio were partially offset by purchases in short term U.S. Government Agencies and Collateralized Mortgage Obligations which intentionally decreased the duration of the investment portfolio. Total loans increased by $132.7 million (+10.2%) during the twelve months ended December 31, 2002 as compared to total loans at December 31, 2001.  The increases were mainly in residential real estate, commercial real estate, and real estate construction, primarily attributable to adjustable rate loans, which increased $52.3 million, $48.1 million and $12.2 million, respectively, and consumer loans, which increased $19.8 million primarily attributable to an increase in prime based home equity lines.

Total deposits increased by $107.1 million (+6.8%) since year-end 2001. Core deposits increased by $173.0 million (+16.6%), particularly in relationship deposit products, which enabled the Company to reduce the balance of the more expensive time deposits by $65.9 million (-12.2%).

Non-performing assets totaled $3.1 million at December 31, 2002 (0.13% of total assets), as compared to the $3.0 million (0.14% of total assets) reported at December 31, 2001. The Company’s total reserves for loan losses (including the credit quality discount of $0.5 million at December 31, 2002 and $0.8 million at December 31, 2001), as a percentage of the loan portfolio was 1.53% at December 31, 2002 and 1.46% at December 31, 2001.

The provision for loan losses was $1.1 million for the quarter ended December 31, 2002, compared to $1.8 million for the same period last year and $4.7 million for the twelve months ended December 31, 2002, compared to $4.6 million for the same period in 2001.

Douglas H. Philipsen, Chief Executive Officer, stated that he is very pleased with the Company’s performance in 2002.  “The Company experienced record earnings in 2002 driven by remarkable balance sheet growth in loans, across all categories, and deposits as well as a stable net interest margin.”

Douglas H. Philipsen and Denis K. Sheahan, Chief Financial Officer of Independent Bank Corp., will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Daylight Time on Monday, January 13, 2003.  Internet access to the call is available by going to the Company’s website at http://www.rocklandtrust.com or telephonic access by dial-in at 888-588-7930 (password — INDB).  A replay of the call will be available two hours after the completion of the conference call from January 13, 2003 to January 16, 2003 at midnight by calling 800-642-1687 (Conference ID 7407708).

Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.3 billion in assets, 52 retail branches, seven commercial lending centers and three Investment Management offices located in the Plymouth, Barnstable, Norfolk and Bristol counties of Southeastern Massachusetts.  To find out more about Rockland Trust Company and its products visit our web site at www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company.  Actual results may differ from those contemplated by these statements.  The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Dollars in Thousands — Unaudited)

CONSOLIDATED BALANCE SHEETS
	December 31,	December 31,
	2002	2001
Assets
Cash and Due From Banks	$71,317	$66,967
Fed Funds Sold & Short Term Investments	3,169	6,000
Trading Assets	1,075	1,150
Investments Available for Sale	501,828	569,288
Investments Held to Maturity	149,071	132,754
Federal Home Loan Bank Stock	17,036	17,036
Loans
Commercial & Industrial	151,591	151,287
Commercial Real Estate	511,102	463,052
Residential Real Estate	281,452	229,123
Real Estate Construction	59,371	47,208
Consumer — Installment	323,501	324,271
Consumer — Other	104,585	83,997
Total Loans	1,431,602	1,298,938
Less — Reserve for Loan Losses	(21,387)	(18,190)
Net Loans	1,410,215	1,280,748
Bank Premises and Equipment	30,872	29,919
Goodwill	36,236	36,236
Other Assets	64,553	59,090
Total Assets	$2,285,372	$2,199,188

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$429,042	$378,663
Savings and Interest Checking Accounts	464,318	413,198
Money Market and Super Interest Checking Accounts	320,819	249,328
Time Certificates of Deposit	474,553	540,429
Total Deposits	1,688,732	1,581,618
Fed Funds Purchased and Assets Sold
Under Repurchase Agreements	58,092	66,176
Federal Home Loan Bank Borrowings	297,592	313,934
Treasury Tax and Loan Notes	6,471	6,967
Total Borrowings	362,155	387,077
Total Deposits and Borrowings	2,050,887	1,968,695
Other Liabilities	25,469	21,903
Company-Obligated Mandatory Redeemable Securities of
Subsidiary Trust Holding Solely Parent Company Debentures of the Corporation	47,774	75,329
Stockholders’ Equity	161,242	133,261
Total Liabilities and Stockholders’ Equity	$2,285,372	$2,199,188
CREDIT QUALITY RATIOS:
Non-performing Loans	3,077	3,015
Non-performing Assets	3,077	3,015
Non-performing Loans/Gross Loans	0.21%	0.23%
Reserve for Loan Loss/Non-performing Loans	695.06%	603.32%
Loans/Total Deposits	84.77%	82.13%
Reserve/Total Loans	1.49%	1.40%
Total Reserves for Loan Loss (including Credit Quality Discount)/Non-performing Loans	711.89%	630.18%
Total Reserve (including Credit Quality Discount)/Total Loans	1.53%	1.46%

FINANCIAL RATIOS:
Tier 1 Leverage Capital Ratio	7.05%*	6.31%
Book Value per Share	$11.15	$9.30
Tangible Capital/Tangible Asset	5.56%	4.49%
Tangible Book Value per Share	$8.64	$6.77
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$9.52	$7.66
	* Estimated numbers

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Dollars in Thousands — Unaudited)

CONSOLIDATED STATEMENTS OF INCOME	YEAR ENDED		QUARTER ENDED
	DECEMBER 31,		DECEMBER 31,
	2002 (1)	2001	2002	2001
INTEREST INCOME
Interest on Fed Funds Sold & Short Term Investments	$378	$679	$48	$15
Interest and Dividends on Securities	41,780	42,911	10,056	11,312
Interest on Loans	98,667	101,479	24,361	25,392
Total Interest Income	140,825	145,069	34,465	36,719

INTEREST EXPENSE
Interest on Deposits	24,869	38,550	5,260	7,777
Interest on Borrowed Funds	15,925	15,928	3,924	3,911
Total Interest Expense	40,794	54,478	9,184	11,688

Net Interest Income	100,031	90,591	25,281	25,031
Less — Provision for Loan Losses	4,650	4,619	1,050	1,832
Net Interest Income after Provision for Loan Losses	95,381	85,972	24,231	23,199

NON-INTEREST INCOME
Service Charges on Deposit Accounts	10,013	8,823	2,645	2,379
Investment Management Services Income	5,253	4,423	1,174	1,062
Mortgage Banking Income	3,801	2,449	1,495	881
BOLI Income	1,862	1,807	486	462
Net Gain on Sale of Securities	0	1,428	38	—
Other Non-Interest Income	2,428	2,348	664	668
Total Non-Interest Income	23,357	21,278	6,502	5,452

NON-INTEREST EXPENSE
Salaries and Employee Benefits	40,274	36,904	11,100	10,431
Occupancy and Equipment Expenses	8,645	9,411	2,172	2,034
Data Processing & Facilities Management	4,295	4,182	1,110	1,045
Intangible Assets Amortization	—	2,832	—	708
Impairment Charge	4,372	—	—	—
Other Non Interest Expense	18,752	15,718	4,619	3,480
Total Non-Interest Expense	76,338	69,047	19,001	17,698

Minority Interest	5,041	5,666	1,091	1,509
INCOME BEFORE INCOME TAXES	37,359	32,537	10,641	9,444
PROVISION FOR INCOME TAXES	12,293	10,485	3,618	3,155
NET INCOME	$25,066	$22,052	$7,023	$6,289

Less: Trust Preferred Issuance Costs Write-off (net of tax)	$1,505	$—	$—	$—
Net Income Available to Common Shareholders	$23,561	$22,052	$7,023	$6,289

BASIC EARNINGS PER SHARE	$1.63	$1.54	$0.49	$0.44
DILUTED EARNINGS PER SHARE	$1.61	$1.53	$0.48	$0.43

BASIC AVERAGE SHARES	14,415,570	14,290,504	14,456,521	14,323,404
DILUTED AVERAGE SHARES	14,619,560	14,445,243	14,639,323	14,510,859

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	4.88%	4.84%	4.83%	5.06%
Return on Average Assets	1.12%	1.07%	1.23%	1.16%
Return on Average Equity	17.26%	17.42%	17.95%	18.27%
EXCLUDING SECURITIES GAINS, IMPAIRMENT CHARGE AND TRUST PREFERRED ISSUANCE COSTS WRITE-OFF
Net Income	$25,066	$22,052	$7,023	$6,289
Less — Net Gain on Sale of Securities, net of tax	—	928	25	—
Add — Impairment Charge, net of tax	2,545	—	—	—
Net Operating Earnings	$27,611	$21,124	$6,998	$6,289
Diluted Operating Earnings Per Share (2)	$1.89	$1.46	$0.48	$0.43
Return on Average Assets	1.23%	1.02%	1.23%	1.16%
Return on Average Equity	19.02%	16.69%	17.89%	18.27%
OPERATING CASH EARNINGS (3)
Net Operating Cash Earnings	$27,611	$22,965	$6,998	$6,749
Diluted Operating Cash Earnings Per Share	$1.89	$1.59	$0.48	$0.47

(1)  Reflects the restatement of the six months ended June 30, 2002 for the nonamortization of goodwill in accordance with SFAS No. 147.

(2)  Excludes trust preferred issuance costs write-off.

(3)  Operating Earnings before amortization of intangible assets.

INDEPENDENT BANK CORP.

SUPPLEMENTAL FINANCIAL INFORMATION

CONSOLIDATED AVERAGE BALANCE SHEET AND AVERAGE RATE DATA

(Unaudited — Dollars in Thousands)

		INTEREST
	AVERAGE	EARNED/	AVERAGE
	BALANCE	PAID	YIELD
FOR THE TWELVE MONTHS ENDED DECEMBER 31,	2002	2002	2002

Interest-earning Assets:
Federal Funds Sold and Assets Purchased under Resale Agreement	$20,692	$378	1.83%
Trading Assets	1,115	26	2.33%
Taxable Investment Securities	658,272	39,191	5.95%
Non-taxable Investment Securities (1)	55,396	3,884	7.01%
Loans (1)	1,345,720	98,950	7.35%
Total Interest-Earning Assets	$2,081,195	$142,429	6.84%
Cash and Due from Banks	59,631
Other Assets	102,075
Total Assets	$2,242,901

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$426,104	$2,994	0.70%
Money Market & Super Interest Checking Accounts	322,539	5,594	1.73%
Time Deposits	499,475	16,282	3.26%
Federal Funds Sold and Assets Purchased under Resale Agreement	68,796	795	1.16%
Treasury Tax and Loan Notes	4,267	44	1.03%
Federal Home Loan Bank borrowings	297,813	15,085	5.07%
Total Interest-Bearing Liabilities	$1,618,994	$40,794	2.52%
Demand Deposits	398,901

Company-Obligated Mandatorily Redeemable
Securities of Subsidiary Holding Solely Parent
Company Debentures of the Corporation	53,608
Other Liabilities	26,182
Total Liabilities	$2,097,685
Stockholders’ Equity	145,216
Total Liabilities and Stockholders’ Equity	$2,242,901

Net Interest Income		$101,635

Interest Rate Spread (2)			4.32%

Net Interest Margin (2)			4.88%

(1)  The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,604 for the twelve months ended December 31, 2002

(2)  Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.  Net interest margin represents annualized net interest income as a percent of average interest-earning assets.

INDEPENDENT BANK CORP.

SUPPLEMENTAL FINANCIAL INFORMATION

CONSOLIDATED AVERAGE BALANCE SHEET AND AVERAGE RATE DATA

(Unaudited — Dollars in Thousands)

		INTEREST
	AVERAGE	EARNED/	AVERAGE
	BALANCE	PAID	YIELD
FOR THE TWELVE MONTHS ENDED DECEMBER 31,	2001	2001	2001

Interest-earning Assets:
Federal Funds Sold and Assets Purchased under Resale Agreement	$15,845	$679	4.29%
Trading Assets	451	7	1.55%
Taxable Investment Securities	602,109	40,823	6.78%
Non-taxable Investment Securities (1)	41,561	3,152	7.58%
Loans (1)	1,237,230	101,722	8.22%
Total Interest-Earning Assets	$1,897,196	$146,383	7.72%
Cash and Due from Banks	62,240
Other Assets	105,454
Total Assets	$2,064,890

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$377,250	$4,598	1.22%
Money Market & Super Interest Checking Accounts	232,568	6,022	2.59%
Time Deposits	567,189	27,930	4.92%
Federal Funds Sold and Assets Purchased
Under Resale Agreement	71,828	2,122	2.95%
Treasury Tax and Loan Notes	4,486	123	2.74%
Federal Home Loan Bank borrowings	260,663	13,683	5.25%
Total Interest-Bearing Liabilities	$1,513,984	$54,478	3.60%
Demand Deposits	348,431

Company-Obligated Mandatorily Redeemable
Securities of Subsidiary Holding Solely Parent
Company Debentures of the Corporation	52,739
Other Liabilities	23,172
Total Liabilities	$1,938,326
Stockholders’ Equity	126,564
Total Liabilities and Stockholders’ Equity	$2,064,890

Net Interest Income		$91,905

Interest Rate Spread (2)			4.12%

Net Interest Margin (2)			4.84%

(1)  The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,314 for the twelve months ended December 31, 2001.

(2)  Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.  Net interest margin represents annualized net interest income as a percent of average interest-earning assets.

INDEPENDENT BANK CORP.

SUPPLEMENTAL FINANCIAL INFORMATION

CONSOLIDATED AVERAGE BALANCE SHEET AND AVERAGE RATE DATA

(Unaudited — Dollars in Thousands)

		INTEREST
	AVERAGE	EARNED/	AVERAGE
	BALANCE	PAID	YIELD
FOR THE THREE MONTHS ENDED DECEMBER 31,	2002	2002	2002

Interest-earning Assets:
Federal Funds Sold and Assets Purchased under Resale Agreement	$11,986	$48	1.60%
Trading Assets	1,052	5	1.90%
Taxable Investment Securities	662,061	9,418	5.69%
Non-taxable Investment Securities (1)	54,940	959	6.98%
Loans (1)	1,395,325	24,436	7.01%
Total Interest-Earning Assets	$2,125,364	$34,866	6.56%
Cash and Due from Banks	59,529
Other Assets	95,588
Total Assets	$2,280,481

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$446,424	$570	0.51%
Money Market & Super Interest Checking Accounts	338,324	1,172	1.39%
Time Deposits	475,725	3,518	2.96%
Federal Funds Sold and Assets Purchased under Resale Agreement	66,280	189	1.14%
Treasury Tax and Loan Notes	4,227	9	0.85%
Federal Home Loan Bank borrowings	291,063	3,726	5.12%
Total Interest-Bearing Liabilities	$1,622,043	$9,184	2.26%
Demand Deposits	420,207

Company-Obligated Mandatorily Redeemable
Securities of Subsidiary Holding Solely Parent
Company Debentures of the Corporation	47,756
Other Liabilities	34,011
Total Liabilities	$2,124,017
Stockholders’ Equity	156,464
Total Liabilities and Stockholders’ Equity	$2,280,481

Net Interest Income		$25,682

Interest Rate Spread (2)			4.30%

Net Interest Margin (2)			4.83%

(1)  The total amount of adjustments to present interest income and yield on a fully tax-equivalent basis is $401 for the three months ended December 31, 2002

(2)  Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.  Net interest margin represents annualized net interest income as a percent of average interest-earning assets.

INDEPENDENT BANK CORP.

SUPPLEMENTAL FINANCIAL INFORMATION

CONSOLIDATED AVERAGE BALANCE SHEET AND AVERAGE RATE DATA

(Unaudited — Dollars in Thousands)

		INTEREST
	AVERAGE	EARNED/	AVERAGE
	BALANCE	PAID	YIELD
FOR THE THREE MONTHS ENDED DECEMBER 31,	2001	2001	2001

Interest-earning Assets:
Federal Funds Sold and Assets Purchased Under Resale Agreement	$3,531	$15	1.70%
Trading Assets	445	2	1.80%
Taxable Investment Securities	664,664	10,707	6.44%
Non-taxable Investment Securities (1)	46,661	913	7.83%
Loans (1)	1,293,852	25,455	7.87%
Total Interest-Earning Assets	$2,009,153	$37,092	7.38%
Cash and Due from Banks	58,291
Other Assets	104,257
Total Assets	$2,171,701

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$410,147	$785	0.77%
Money Market & Super Interest Checking Accounts	239,818	1,260	2.10%
Time Deposits	560,207	5,732	4.09%
Federal Funds Sold and Assets Purchased Under Resale Agreement	82,632	356	1.72%
Treasury Tax and Loan Notes	5,208	21	1.61%
Federal Home Loan Bank borrowings	280,719	3,534	5.04%
Total Interest-Bearing Liabilities	$1,578,731	$11,688	2.96%
Demand Deposits	371,267

Company-Obligated Mandatorily Redeemable
Securities of Subsidiary Holding Solely Parent
Company Debentures of the Corporation	56,868
Other Liabilities	27,148
Total Liabilities	$2,034,014
Stockholders’ Equity	137,687
Total Liabilities and Stockholders’ Equity	$2,171,701

Net Interest Income		$25,404

Interest Rate Spread (2)			4.42%

Net Interest Margin (2)			5.06%

(1)  The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $373 for the three months ended December 31, 2001

(2)  Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.  Net interest margin represents annualized net interest income as a percent of average interest-earning assets.